UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — November 5, 2008
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-100240 (Commission File Number)	75-2967830 (I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Election of Directors
On November 5, 2008, upon the execution of the Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Oncor Electric Delivery Company LLC (the “Company”), Richard C. Byers and Steven J. Zucchet were appointed directors of the Company by Texas Transmission Investment LLC (“TTI”), a member of the Company, pursuant to the Agreement. The Agreement provides TTI the right to appoint two members of the Company’s Board of Directors. At this time, Messrs. Byers and Zucchet have not been appointed to any committees of the Company’s Board of Directors.
Mr. Byers is Executive Vice President of Borealis Infrastructure, an affiliate of TTI, which he joined after 16 years in the investment banking business with BMO Capital Markets. His experience in the infrastructure market has included senior involvement in large transactions in Canada: the Greater Toronto Airports Authority, Highway 407, and NAV Canada. He has also been involved in advisory assignments for Infrastructure Ontario, the Government of Canada, Canada Post, VIA Rail and Atomic Energy of Canada Limited.
Mr. Zucchet is Senior Vice President of Borealis Infrastructure, an affiliate of TTI, and specializes in the energy sector, where he leads the pursuit of investment opportunities and is responsible for asset management. He is on the Board of Directors for Bruce Power A, a four reactor nuclear site located in Ontario, Canada. In addition, he is overseeing the development of a 1200 MW HVDC transmission line in New York State by New York Regional Interconnect on behalf of Borealis.
Under the terms of the director compensation policy previously approved by the Board, Messrs. Byers and Zucchet will not be compensated for their service on the Board of Directors.
There are no arrangements between Messrs. Byers and Zucchet and any other person pursuant to which they were elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Messrs. Byers and Zucchet have a material interest.
2008 Equity Interests Plan for Key Employees; Management Stockholder’s Agreement and Sale Participation Agreement
On November 5, 2008, the Company implemented the 2008 Equity Interests Plan for Key Employees (“Equity Interests Plan”). Under the Equity Interests Plan, the Board of Directors of the Company may offer the opportunity to participants to purchase non-voting Class B membership interests (“Class B Interests”) in Oncor Management Investment LLC (“Investment LLC”), an entity whose sole assets consist of equity units in the Company (“Oncor Units”). These participants will consist of employees, including officers, non-employee directors, consultants and other persons who have a service relationship with the Company. The Board of Directors of the Company will administer the Equity Interests Plan, with the power to determine the participants, the number of Class B Interests offered to any participant, the purchase price of the Class B Interests and the other terms of the award. The Board of Directors of the Company may also amend, suspend or terminate the Equity Interests Plan at any time. Upon purchasing any Class B Interests, participants may be required to enter into certain agreements, including a Management Stockholder’s Agreement and a Sale Participation Agreement described below, with the Company and Investment LLC. The Equity Interests Plan will terminate on November 5, 2018 or an earlier or a later date determined by the Board of Directors of the Company.
The Management Stockholder’s Agreement contains restrictions on the participant’s ability to transfer any Class B Interests. Except in certain limited circumstances, any Oncor Units or Class B Interests beneficially owned by the participant will be non-transferable prior to the later of (1) October 10, 2012 or (2) with respect to certain interests, a “qualified public offering” (as defined in the Management Stockholder’s Agreement). In addition, the Management Stockholder’s Agreement gives the Company certain rights of first refusal in the event the participant attempts to sell any Oncor Units or Class B Interests after October 10, 2012, but prior to the earlier to occur of (1) a “change in control” (as defined in the Management Stockholder’s Agreement) or (2) consummation of a qualified public offering of the Company.

In addition, the Management Stockholder’s Agreement gives the Company certain rights to repurchase the participant’s Class B Interests (1) if the participant terminates his employment without “good reason” prior to October 10, 2012, at a price equal to the “fair market value” (as those terms are defined in the Management Stockholder’s Agreement) of the Class B Interests; or (2) if the Company terminates the participant’s employment for cause (as defined in the Management Stockholder’s Agreement) or if the participant violates certain of his or her non-compete obligations, at a price equal to the lesser of the fair market value of the Class B Interests or the purchase price paid by the participant for the Class B Interests. The Management Stockholder’s Agreement also gives the participant or the participant’s estate, as applicable, certain rights to compel the Company to repurchase its Oncor Units and Class B Interests upon the death or disability of the participant for a price equal to the fair market value of the Oncor Units and Class B Interests. Generally, these rights will terminate on the earlier of a change in control or October 10, 2012.
Furthermore, the Management Stockholder’s Agreement provides that, subject to certain conditions, the participant will receive certain piggy-back rights to sell its Oncor Units and Class B Interests to the Company if there is a proposed sale by the “sponsor group” (as defined in the Management Stockholder’s Agreement) or Texas Energy Future Holdings Limited Partnership (“Parent”) of (1) the common stock of Energy Future Holdings Corp. (“EFH Corp.”); or (2) a sale of 50% or more of the outstanding partnership interests of Parent. Subject to certain conditions, the participant will also receive these rights if Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) proposes to sell any of its Oncor Units. Additionally, the participant will be subject to certain drag-along rights in the event (1) Parent or a member of the sponsor group proposes to sell a number of shares of common stock of EFH Corp. or limited partnership interests of Parent equal to 50% or more of the outstanding shares of common stock of EFH Corp. or limited partnership interests of Parent, as applicable; or (2) Oncor Holdings proposes to sell 50% or more of the outstanding Oncor Units. Generally, the rights described in this paragraph will terminate on the earlier of a change in control or October 10, 2012.
The Management Stockholder’s Agreement also contains certain non-compete provisions, including a restriction on the participant from engaging in a competing business during the term of the participant’s employment with the Company and for 12 months following his or her termination of employment with the Company.
The Sale Participation Agreement gives the Company, Oncor Holdings and certain of Oncor Holdings’ investors drag-along rights in the event the Company, Oncor Holdings or certain of Oncor Holdings’ investors engage in certain corporate transactions in which they sell a direct or indirect equity interest in the Company. In addition, the Sale Participation Agreement gives the participant tag-along rights in the event the Company, Oncor Holdings or certain of Oncor Holdings’ investors engage in certain corporate transactions in which they sell a direct or indirect equity interest in the Company. Generally, the rights described in this paragraph will terminate on the earlier of a change in control or October 10, 2012.
Stock Appreciation Rights Plan
Additionally, on November 5, 2008, the Company implemented a Stock Appreciation Rights Plan (“SARs Plan”) for certain employees of the Company or other persons having a relationship with the Company, its subsidiaries or affiliates. The Organization and Compensation Committee of the Company’s Board of Directors (the “Committee”) will have authority to administer the SARs Plan and to make awards of stock appreciation rights (“SARs”) under the SARs Plan. The awards under the SARs Plan will have a base price equal to the fair market value per Oncor Unit on the date of the grant and will allow participants to participate in the economic equivalent of the appreciation of the Oncor Units.
Under the SARs Plan, the Committee may grant either time-vesting awards (“Time SARs”) or performance-vesting awards (“Performance SARs”). Time SARs vest with respect to 20% of the Oncor Units subject to such awards on each of the first five anniversaries of October 10, 2007. Performance SARs become vested as to 20% of the Oncor Units subject to such awards at the end of each of the five fiscal years of the Company between 2008 and 2012, provided that specified financial targets are met by the Company. In the event the Company fails to meet a specified financial target in a given fiscal year, under certain circumstances the applicable award may vest in a subsequent year if cumulative targets including such year are met. Additionally, (1) all Time SARs vest and become exercisable upon the termination of the participant’s employment by the Company without “cause” or by the participant with “good reason” following a “change in control” (as those terms are defined in the SARs Plan) of the entities specified in the SARs Plan; (2) except as otherwise provided in an award letter and subject to the participant’s employment on the date of the applicable event, vested Time SARs and Performance SARs become exercisable as to the Oncor Units subject to such vested SARs immediately prior to an “EFH realization event” (as defined in the SARs Plan) in the same proportion as EFH Corp. or certain associated persons realize liquidity in connection with such event; (3) all unvested Performance SARs become vested and exercisable, subject to certain conditions, upon any “liquidity event” (as defined in the SARs Plan), so long as the participant is still employed with the Company on such date; and (4) in certain circumstances, vested awards as of a participant’s termination without cause or good reason or such participant’s retirement, in each case prior to the exercisability of the then vested SARs, may become exercisable at a later date, as set forth in the SARs Plan. In addition to the foregoing, the Board of Directors and the Committee have the right to accelerate vesting and exercisability of a participant’s award under the SARs Plan.
The SARs may be exercised in part or in full prior to their termination. Upon the exercise of an award, the participant will be entitled to receive a cash payment equal to the product of (1) the difference between the fair market value per Oncor Unit on the date giving rise to the payment and the fair market value at the time of the award grant, and (2) the number of SARs exercised by the participant. In the event of an initial public offering of Oncor Units or equity interests of a successor vehicle, the awards may be satisfied in equity interests of the public company, cash or a combination of both, at the election of the Board of Directors of the Company.
The Management Stockholder’s Agreement provides that if the participant terminates his employment without good reason prior to October 10, 2012, the Company may redeem the vested SARs at a per unit purchase price equal to the excess, if any, of the fair market value over the base price of the SARs, less 20% of the excess; In addition, if the participant so terminates his employment, the participant must pay the Company 20% of the amount by which any cash payment received in respect of previously vested and exercised SARs exceeded the base price of those SARs. .If the participant terminates his employment without good reason on or after October 10, 2012, the Company may redeem the vested SARs at a per unit purchase price equal to the excess, if any, of the fair market value over the base price of the SARs. Furthermore, the Management Stockholder’s Agreement provides that upon the death or disability of the participant, the participant or participant’s estate, as applicable, will be entitled to receive, in exchange for the vested SARs, a cash payment equal to the product of (1) the excess, if any, of the fair market value over the base price of the SARs and (2) the number of SARs then credited to the participant. Generally, the rights described in this paragraph will terminate on the earlier of a change in control or October 10, 2012.
Generally, awards under the SARs Plan terminate on the tenth anniversary of the grant, unless the participant’s employment is earlier terminated under certain circumstances. The SARs Plan will terminate on the later of November 5, 2018 or such other date determined by the Board of Directors of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Richard C. Hays
Name:	Richard C. Hays
Title:	Controller

Dated: November 12, 2008

5